UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 3, 2013

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 3, 2013, Stratex Oil & Gas Holdings, Inc. (the “Company”), entered into a certain Joint Development Agreement (the “Agreement”) with Eagleford Energy, Inc., an Ontario, Canada corporation and its wholly-owned subsidiary, Eagleford Energy, Zavala Inc., a Nevada corporation (“Zavala”).  Pursuant to the Agreement, the Company was granted the exclusive right to operate and develop approximately 2,549 leasehold acres situated in Zavala County, Texas (the “Development Acreage”) held by Zavala, as lessee, under a certain lease dated September 1, 2013 (the “Lease”). Zavala has a one hundred percent (100%) working interest in the Lease. A copy of the Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

Pursuant to the Agreement, the Company has agreed to complete or cause to be completed, on or before March 31, 2014, the hydraulic fracturing (the “Initial Operation”) of a certain well known as the Matthews #1H, and to pay all future costs associated therewith.  In return, the Company has been granted an undivided working interest with respect to the Matthews #1H well equal to (i) two-thirds (66.67%) of 8/8ths of all the oil, gas and other minerals which may be produced and sold therefrom until Payout and (ii) one-half (50%) of 8/8ths of all the oil, gas and other minerals which may be produced and sold therefrom after Payout. “Payout” means the point in time when the Company shall have recouped from the proceeds of oil and gas production from such Matthews #1H Well, after deducting (a) severance, production, windfall profit and other taxes payable on such share of production, and (b) lessor's royalties of twenty percent (20%) and overriding royalties of five percent (5%) an amount equal to the aggregate of all costs incurred by the Company in performing the Initial Operation. The Agreement further provides that, following the timely commencement of the Initial Operation, the Company shall have earned and be entitled to receive, an assignment of an undivided working interest in the entire Development Acreage equal to fifty percent (50%) of 8/8ths of all the oil, gas and other minerals which may be produced and sold from the lands comprised therein.  As consideration for the rights granted to the Company under the Agreement, the Company agreed to pay $300,000 as follows: (i) $150,000 was delivered on December 4, 2013 to the lessors under the Lease, on behalf of Zavala, (ii) $50,000 was delivered to Eagleford on December 4, 2013 and (iii) $100,000 shall be delivered to Eagleford on or before December 31, 2013.

On December 10, 2013, the Company issued a press release announcing the consummation of the transactions contemplated by the Agreement, a copy of which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Joint Development Agreement dated December 3, 2013 by and between Eagleford Energy, Inc., Eagleford Energy, Zavala Inc. and Stratex Oil & Gas Holdings, Inc.
99.1	Stratex Oil & Gas Holdings, Inc., Press Release, issued December 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: December 10, 2013	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer